SUB-ITEM 77D

The MFS Money Market Fund and MFS Municipal Bond Fund, each a series of MFS Series Trust IV, changed the asset amount in which such funds invests from total assets to net assets in order to meet its investment objective as described in Post-Effective Amendment No. 38 to the Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission via EDGAR on December 20, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.

MFS Municipal Bond Fund, a series of MFS Series Trust IV, added disclosure regarding obligation as described in Post-Effective Amendment No. 38 to the Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission via EDGAR on December 20, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.

MFS Money Market Fund and MFS Government Money Market Fund, each a series of MFS Series Trust IV, changed the investment limitation in the Statement of Additional Information for US dollar-denominated securities of foreign issuers as described in Post-Effective Amendment No. 38 to the Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission via EDGAR on December 20, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.

MFS Municipal Bond Fund, a series of MFS Series Trust IV, changed disclosure regarding general obligations and revenue obligations as described in Post-Effective Amendment No. 38 to the Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission via EDGAR on December 20, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.